SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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DYNASTY ENERGY RESOURCES, INC.
(Name of Registrant as Specified in Its Charter)

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DYNASTY ENERGY RESOURCES, INC.
Room 22B, Block C, Shimao Plaza
No. 9 Fuhong Road, Shenzhen, Futian District
People’s Republic of China 518033

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about September 30, 2010 to the holders of record of the outstanding common stock, $0.00001 par value per share (the “Common Stock”) of Dynasty Energy Resources, Inc., a Delaware corporation (the “Company”), as of the close of business on September 20, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated September 20, 2010, (the “Written Consent”) of a stockholder of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Dynasty Energy Resources, Inc.

The Written Consent authorized and approved (1) a one-for-twenty reverse split of the Company’s outstanding common stock (the "Reverse Split"); and (2) a Certificate of Amendment of our Certificate of Incorporation to change our name to “Fifth Season International, Inc.” (the “Certificate of Amendment”). A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (“DGCL”) and our Bylaws to approve the Reverse Split and the Certificate of Amendment. Accordingly, the Reverse Split and the Certificate of Amendment are not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Delaware Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Shaoping Lu
Shaoping Lu
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about September 30, 2010, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the DGCL and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Reverse Split and the Certificate of Amendment require the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 169,126,938 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On September 20, 2010, our Board of Directors unanimously adopted resolutions approving the Reverse Split and the Certificate of Amendment and recommended that our stockholders approve the Reverse Split and approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Fifth Season International, Inc.” is in the best interest of our stockholders as it a generic name that will make the Company more attractive as to business combination candidate.

CONSENTING STOCKHOLDERS

On September 20, 2010, the Majority Stockholder, Shaoping Lu, being the record holder of 135,301,552 shares of our Common Stock, constituting approximately 80% of the issued and outstanding shares of our Common Stock, consented in writing to the Reverse Split and the Certificate of Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Reverse Split and the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the DGCL, file the Certificate of Amendment with the Delaware Secretary of State’s Office. The Certificate of Amendment and the Reverse Split will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 480,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $0.00001 par value per share (the “Preferred Stock”). Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. The Board of Directors is authorized, subject to limits imposed by relevant Delaware laws, to issue shares of Preferred Stock in one or more classes or series within a class upon authority of the Board of Directors without further stockholder approval. Any Preferred Stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.

At the close of business on the Record Date, we had 169,126,938 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

Our current Certificate of Incorporation states that the name of the Company is “Dynasty Energy Resources, Inc.” On September 20, 2010, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation to change our name to “Fifth Season International, Inc.” The Majority Stockholder approved the Certificate of Amendment pursuant to a Written Consent dated as of September 20, 2010. The proposed Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The principal reason for our name change is to change our name to something other than the current name, which implies that we are in the energy business. Since we are a shell company and have no operations other than our search for a viable business combination candidate, our Board of Directors determined that the new name is a generic one that will make the Company more attractive to a business combination candidate.

DISSENTER’S RIGHTS

Under Delaware law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of September 20, 2010 (i) by each stockholder who has reported or is known by us to have beneficial ownership of more than five percent of our Common Stock; (ii) by each of our current directors and executive officers; and (iii) by all of our current directors and executive officers as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Room 22B, Block C, Shimao Plaza, No. 9 Fuhong Road, Shenzhen, Futian District People’s Republic of China 518033.

			Amount and
			Nature of
Name and Address			Beneficial	Percent of
of Beneficial Owner	Office, If Any	Title of Class	Ownership(1)	Class(2)
Officers and Directors
Shaoping Lu	Chairman, CEO, President, Secretary and Treasurer	Common stock, $0.00001 par value	135,301,552	80%
Joseph Meuse 360 Main Street Washington, VA 22747	Director and Former President, Secretary and Treasurer	Common stock, $0.00001 par value	0	*
All officers and directors as a group (2 persons named above)	--	Common stock, $0.00001 par value	0	*
5% Security Holders
Shaoping Lu	Chairman, CEO, President, Secretary and Treasurer	Common stock, $0.00001 par value	135,301,552	80%

___________________
* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

A total of 169,126,938 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of September 20, 2010. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

On September 20, 2010, the Company entered into and closed a securities purchase agreement (the "Purchase Agreement") between the Company, Belmont Partners, LLC ("Belmont") and the accredited investor signatory thereto (the "Investor"), pursuant to which, the Company sold an aggregate of 135,301,552 shares of the Company’s common stock par value, $.00001 to the Investor for an aggregate purchase price of $290,000. Simultaneously with the closing of the share purchase agreement, the Company repurchased 66,430,504 shares of common stock held by Belmont, for an aggregate purchase price of $290,000, net any outstanding liabilities of the Company as of the closing date, as contemplated by a repurchase agreement, dated September 20, 2010, by and between the Company and Belmont (the "Repurchase Agreement"). As a result of the closing of the Purchase Agreement and the Repurchase Agreement, the Investor under the Purchase Agreement holds 80% of the Company’s outstanding capital stock resulting in a change in control of the Company.

In connection with the closing of the Purchase Agreement, Mr. Joseph Meuse resigned from his position as President, effective immediately, and from his position as the Company’s sole director, effective upon the tenth day following the Company’s mailing of an Information Statement on Schedule 14f-1 to its shareholders, which is expected to occur on or about September 30, 2010. On the same day, Mr. Shaoping Lu was appointed as the Company’s President, Chief Executive Officer, Treasurer and Secretary effective immediately, and as its sole director, effective upon the effective date of Mr. Meuse’s resignation as sole director.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

* * *

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

This corporation (the “Corporation”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by written consent of the Board of Directors of Dynasty Energy Resources, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the amendment was as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “ARTICLE I” so that, as amended, said Article shall be and read as follows:

ARTICLE I

NAME

The name of the Corporation shall be “Fifth Season International, Inc.”

SECOND: That pursuant to a resolution of its Board of Directors and in accordance with Section 228(a) of the General Corporation Law of the State of Delaware, a special meeting of the stockholders of said corporation was held on September 20, 2010, at which the necessary number of shares as required by statute were voted in favor of the name change amendment, such change to be effected at such time as was determined to be in the best interests of the Corporation, as determined by the Board of Directors of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this __ day of __________, 2010.

By: _____________________________
Name: Shaoping Lu
Title: Chief Executive Officer